Exhibit 10.4

WAIVER, AMENDMENT AND AGREEMENT TO CONVERT

THIS WAIVER, AMENDMENT AND AGREEMENT TO CONVERT (this “Waiver”) is dated as of May 20, 2010, by and among CHINA BROADBAND, INC., a Nevada corporation,  (the “Company”) and the holders of Notes and Class A Warrants (each as defined below) named on the signature page hereto (each a “Holder” and collectively, the “Holders”).

BACKGROUND

The Company issued Promissory Notes dated as of January 11, 2008 in the aggregate principal amount of $4,971,250, (as amended, restated, supplemented or otherwise modified from time to time, the “Notes”) pursuant to a Subscription Agreement dated as of January 11, 2008 (the “Subscription Agreement”).  In addition, in connection to the Subscription Agreement, the Company issued the Holders warrants to purchase an aggregate of 6,628,333 shares of the Company’s common stock at a per share purchase price of $0.60 (the “Class A Warrants”).

The Company intends to raise up to $15,000,000 through the sale of its securities at a price per share (including a conversion or exercise price per share in the case of securities of the Company that are convertible into or exercisable for common stock of the Company) of no lower than $0.05 per share (the “Financing”).

The Company has requested that the Holder consent to the Financing and waive its rights under Section 12 of the Subscription Agreement as it relates to this Financing only and in connection therewith make the amendments to the Notes and Class A Warrants described below.  The Holder is willing to do so on the terms and conditions hereinafter set forth.

In addition, the Company has requested that each Holder consent to the conversion of at least fifty percent (50%) of the outstanding principal and interest owing on the Notes into shares of the Company’s common stock at a per share conversion price of $0.05.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto hereby agree as follows:

1.           All capitalized terms not otherwise defined herein shall have the meanings given to them in the Subscription Agreement, the Note and the Class A Warrants.

2.           Each Holder hereby consents to the Financing and, concurrent with the closing of the Financing, waives all rights to the anti-dilution protection under Section 12(a)-(d) of the Subscription Agreement, applicable only to the Notes, arising as a result of the Financing.

3.           Each Holder hereby waives, concurrent with the closing of the Financing, all rights to the anti-dilution protection under Section 12(a)-(d) of the Subscription Agreement, applicable only to the Class A Warrants, arising as a result of the Financing or any other transaction or event at any time in the future which would otherwise result in anti-dilution  adjustments to the Class A Warrants.  In connection with the waiver contained in this Section 3, the Holders, by signing below, agree that all Class A Warrants shall be, concurrent with the closing of the Financing, modified to delete Section 3.4 of the Class A Warrants in its entirety.

4.           The Company hereby acknowledges that the Holder is not waiving any other rights under the Subscription Agreement, including, without limitation, any future application of the anti-dilution provisions contained in Section 12 applicable to the Notes.

5.           Section 4 of that certain Waiver, dated May __, 2009, provided in pertinent part that if a Holder acquired securities in the Financing (as defined in such Waiver), then such Holder’s Conversion Price in the Notes would be further reduced to $0.20 (down from $0.25) or such lower price as may result from the application of the provisions of Section 12 of the Subscription Agreement.  Through this Waiver, the Holders, by signing below, agree that all Notes, including those Notes held by Holders who did not participate in the 2009 Financing, shall be modified such that they shall, immediately upon the closing of the Financing, bear a Conversion Price of $0.10 (or such lower price as may result from the application of the provisions of Section 12 of the Subscription Agreement), so that all outstanding Notes shall thereafter have the same Conversion Price.

6.           Each Holder hereby consents and agrees to the automatic conversion, immediately upon the closing of the Financing, of such percentage (as indicated on the Holder’s signature page hereto) of the outstanding principal and interest owing, as of the date thereof, on the Notes held by each Holder into shares of the Company’s common stock at a per share conversion price of $0.05; provided, however, that the percentage of Notes converted into shares the Company’s common stock shall not be less than fifty percent (50%).  The mechanics of such conversion shall be in accordance with Section 2.3 of the Notes; provided however, that the Company is only obligated to issue the shares of common stock upon such conversion on or before the fifth (5th) business day following the closing of the Financing.  The Company hereby acknowledges that the shares issued upon any conversion pursuant to this Section 6 by a Holder who is not an affiliate, and has not been an affiliate at any time during the three months prior to the date of conversionm, as defined by Rule 144 of the Securities Act of 1933, as amended (the ”1933 Act”), will not contain a  restrictive legend referring to the restrictions on transferability under the 1933 Act and no stop transfer restrictions will be places against any such shares.

7.           In order to induce the Holders to provide the waivers contained herein and consent to the conversion of at least 50% of the outstanding principal and interest owing on the Notes in accordance with Section 6 hereof, the Company and the Holders hereby agree, effective concurrent with the closing of the Financing, (i) to amend the definition of “Maturity Date” contained in the Notes so that the “Maturity Date” of the Notes is now December 31, 2012; (ii) to amend the definition of “Purchase Price” contained in the Class A Warrants so that the “Purchase Price” of the Class A warrants is $0.20 (down from $0.60) (or such lower price as may result from the application of the provisions of Section 12 of the Subscription Agreement); and (iii) that each Holder will receive a five-year warrant to purchase such number of shares of the Company’s common stock, at a per share price of $0.05, equal to the number of shares issued to such Holder in connection with the conversion of the Holder’s Notes in accordance with Section 6 hereof.

8.           The Company hereby represents, warrants and covenants as follows:

(a)           This Waiver constitutes legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its respective terms.

(b)           Except as set forth in this Waiver or as disclosed in the Company’s reports or other documents filed with the Securities and Exchange Commission on or prior to the date hereof, the Company hereby reaffirms, as of the date hereof (or if any such representation, covenant or warranty is expressly stated to have been made as of a specific date, as of such specific date), all covenants, representations and warranties made in the Subscription Agreement, the Notes, the Class A Warrants and all documents, instruments and agreements entered into in connection with the transactions contemplated thereby (collectively, the “Purchase Documents”).

(c)           Except as set forth in this Waiver, all terms and conditions of the Purchase Documents shall continue unchanged and in full force and effect, including, without limitation, the provisions set forth in Section 12 of the Subscription Agreement.

(d)           No Event of Default has occurred and is continuing or would exist after giving effect to this Waiver.

9.           The Holder hereby represents and warrants as follows:

(a)           It has the power and authority to execute, deliver and perform this Waiver and that this Waiver is a legal, valid and binding obligation, enforceable against it.

(b)           It owns, of record and beneficially, and has valid title to, the Note, free and clear of any and all liens.

(c)           It owns, of record and beneficially, and has valid title to, the Class A Warrant, free and clear of any and all liens

10.         Each Holder hereby acknowledges that any conversion of Notes pursuant to Section 6 hereof by Mr. Steven Oliviera, a Holder of $2,000,000 in principal amount of the Notes, will convert into shares of the Company’s Series B Preferred Stock at a per share conversion price of $0.50.  Each share of Series B Preferred Stock is convertible into 10 shares of the Company’s common stock, however, prior to any such conversion into the Company’s common stock, the shares of the Series B Preferred Stock will not have full voting rights and powers equal to the voting rights and powers of holders of the Company’s common stock.

11.         The execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any right, power or remedy of the Holder, nor constitute a waiver of any provision of any Purchase Documents.

12.         Each party agrees to execute and deliver promptly any and all such further reasonable documents, instruments and certificates, and to undertake all such further acts, as may be necessary, desirable or appropriate to effectuate the terms of this Waiver, including, without limitation, the execution of an amendment to the Note and Class A Warrant, if such amendments are deemed necessary or desirable by legal counsel to the Company, to effectuate the intention of the foregoing provisions.

13.         Each party agrees that it will reasonably cooperate with the other party to effectuate the intention of this Waiver.  The waivers and other agreements contained herein by the Holder are irrevocable.

14.         This Waiver constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written.

15.         This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

16.         Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

17.         This Waiver may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, this Waiver has been duly executed as of the day and year first written above.

COMPANY

CHINA BROADBAND, INC.

By:
Name: Marc Urbach
Title: President

HOLDER

For Entities

Name of Entity

By:
Name:
Title:

For Individuals

Name:

$
Amount of outstanding principal and interest owing on the Notes converted in accordance with Section 6 of this Waiver

%
Percentage of outstanding principal and interest owing on the Notes converted in accordance with Section 6 of this Waiver